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                                                                       EXHIBIT 5

                            Kilpatrick Stockton LLP
                             1100 Peachtree Street
                          Atlanta, Georgia 30309-4530
                                 (404) 815-6500


Board of Directors
Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, Georgia 30339


Dear Sirs:



     We are acting as counsel for Interface, Inc. (the "Company") in connection with the Registration Statement on Form S-3 No. 333-46611 (the Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement") of the Company's (i) debt securities (the "Debt Securities"), (ii) preferred shares (the "Preferred Shares"), (iii) Preferred Shares which may be represented by depositary shares (the "Depositary Shares") and (iv) Class A common stock (the "Common Stock") with an aggregate issue price of up to $3,000,000. The Debt Securities, the Preferred Shares, the Depositary Shares and the Common Shares are collectively referred to as the "Securities".

     The Debt Securities will be issued in one or more series and may be either senior debt securities (the "Senior Securities") issued pursuant to an Indenture (the "Senior Indenture") between the Company and First Union National Bank as trustee (the "Senior Trustee"), or subordinated debt securities (the "Subordinated Securities") issued pursuant to an Indenture (the "Subordinated Indenture") between the Company and a trustee to be named prior to the offering of any subordinated securities (the "Subordinated Trustee"). The Depositary Shares will be issued under one or more deposit agreements (the "Deposit Agreements"), each to be between the Company and a financial institution identified therein as the depositary (the "Depositary").

     We are familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Securities, including resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the Indentures and the issuance, offering and sale of the Securities and we have examined such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:
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     The Debt Securities will be issued in one or more series and may be either senior debt securities (the "Senior Securities") issued pursuant to an Indenture (the "Senior Indenture") between the Company and First Union National Bank as trustee (the "Senior Trustee"), or subordinated debt securities (the "Subordinated Securities") issued pursuant to an Indenture (the "Subordinated Indenture") between the Company and a trustee to be named prior to the offering of any subordinated securities (the "Subordinated Trustee"). The Depositary Shares will be issued under one or more deposit agreements (the "Deposit Agreements"), each to be between the Company and a financial institution identified therein as the depositary (the "Depositary").

     We are familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Securities, including resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the Indentures and the issuance, offering and sale of the Securities and we have examined such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

    The Debt Securities will be issued in one or more series and may be either senior debt securities (the "Senior Securities") issued pursuant to an Indenture (the "Senior Indenture") between the Company and First Union National Bank as trustee (the "Senior Trustee"), or subordinated debt securities (the "Subordinated Securities") issued pursuant to an Indenture (the "Subordinated Indenture") between the Company and a trustee to be named prior to the offering of any subordinated securities (the "Subordinated Trustee"). The Depositary Shares will be issued under one or more deposit agreements (the "Deposit Agreements"), each to be between the Company and a financial institution identified therein as the depositary (the "Depositary").

     We are familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Securities, including resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the Indentures and the issuance, offering and sale of the Securities and we have examined such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

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     1.   The Senior Indenture has been duly authorized and, when executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the Senior Trustee, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

     2. The Senior Securities have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchases thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Indenture.

     3. The Subordinated Indenture has been duly authorized and, when executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the Subordinated Trustee, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance withits terms.

     4. The Subordinated Securities have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Indenture.

     5. The Preferred Shares have been duly authorized and, when the final terms thereof have been duly established and approved and certificates representing such shares have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and delivered to and paid for by the purchasers thereof, and when all corporate action necessary for issuance of such shares has been taken, including the adoption and filing with the Secretary of State of the State of Georgia of Articles of Amendment, such shares will be validly issued, fully paid and non-assessable.

     6. The Depositary Shares have been duly authorized and, when the final terms thereof have been duly established and approved, in each case
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its terms.

     4. The Subordinated Securities have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Indenture.

     5. The Preferred Shares have been duly authorized and, when the final terms thereof have been duly established and approved and certificates representing such shares have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and delivered to and paid for by the purchasers thereof, and when all corporate action necessary for issuance of such shares has been taken, including the adoption and filing with the Secretary of State of the State of Georgia of Articles of Amendment, such shares will be validly issued, fully paid and non-assessable.

     6. The Depositary Shares have been duly authorized and, when the final terms thereof have been duly established and approved, in each case
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pursuant to the authority granted in the Resolutions, and when the depositary receipts representing the Depositary Shares (the "Depositary Receipts") have been duly executed by the Depositary and delivered to and paid for by the purchasers thereof, and when all corporate action necessary for issuance of such Depositary Shares and the underlying Preferred Shares has been taken, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

     7. The Common Shares have been duly authorized and, when all corporate action necessary for the issuance of such Common Shares has been taken and when the Common Shares have been delivered against payment therefor, the Common Shares will be validly issued, fully paid and non-assessable.

     8. The Common Shares issuable upon conversion of any issue of Preferred Shares have been duly authorized and, when all corporate action necessary for the issuance of such Common Shares has been taken and when the Common Shares have been delivered upon conversion of such Preferred Shares, such Common Shares will be validly issued, fully paid and non-assessable.

     9. The Common Shares issuable upon conversion of any issue of Debt Securities have been duly authorized and, when all corporate action necessary for the issuance of such Common Shares has been taken and when the Common Shares have been delivered upon conversion of such Debt Securities, such Common Shares will be validly issued, fully paid and non-assessable.

     The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.

                                   Very truly yours,

                                   Kilpatrick Stockton LLP

                                   By: /s/ W. RANDY EADDY
                                       --------------------------
                                       W. Randy Eaddy, A Partner